For the semi annual period ended (a) September 30, 1995 File number (c) 811-5336

                         SUB-ITEM 77 D

          Policies With Respect to Security Investments





     On April 11, 1995 the Board of Directors approved amended liquidity procedures and amended valuation procedures.









































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